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United Bank of Philadelphia



                                                 DR. EMMA C. CHAPPELL
                                                 Founder, Chairman, President
                                                 & Chief Executive Officer




                                     URGENT
                          IMMEDIATE RESPONSE REQUESTED


April 16, 1998



Dear Shareholder:

On behalf of the Board of Directors and management, I am pleased to invite you to the 1998 Annual Meeting of Shareholders of United Bancshares, Inc. which is to be held on Monday, May 22, 1998, at 10:00 a.m. at the Federal Reserve Bank of Philadelphia, 100 North 6th Street, Philadelphia, PA. Accompanying this letter are a Notice of Meeting, a Proxy Statement and a proxy form.

I urge you to read the enclosed material carefully and to complete, sign and mail promptly the proxy form contained with this letter so that your vote will be counted. A self-addressed stamped envelope is enclosed for your convenience.

The officers, directors and staff of United Bank sincerely appreciate your continuing support.

Sincerely,

/s/  Emma C. Chappell
-------------------------
Dr. Emma C. Chappell

                             UNITED BANCSHARES, INC.
                                714 Market Street
                             Philadelphia, PA 19106

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 1998

                                 --------------


Dear Shareholders,

The Annual Meeting of the Shareholders of United Bancshares, Inc. ("UBS") will be held at 10:00 a.m., local time, on Friday, May 22, 1998 at the Federal Reserve Bank of Philadelphia, 10 Independence Place, Philadelphia, Pennsylvania 19106, for the following purposes:

    1. To elect three Class C directors to serve until the expiration of their four year term.

    2. To ratify the appointment of Grant Thornton LLP as independent auditors for the 1997 fiscal year.

    3.  To transact such other
        business as may properly come before the Annual Meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          WILLIAM B. MOORE, Secretary

April 21, 1998

                             UNITED BANCSHARES, INC.
                                714 Market Street
                             Philadelphia, PA 19106


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1998

                               -------------------

                                 PROXY STATEMENT

                               -------------------

     The enclosed proxy is solicited by and on behalf of the Board of Directors of United Bancshares, Inc. ("UBS"). All costs of solicitation, (including printing and mailing of this Proxy Statement, meeting notice and form of proxy, as well as any necessary supplementary solicitations) will be paid by UBS. In addition to the solicitation of proxies by mail, officers and employees of UBS may solicit in person or by telephone. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in sending soliciting materials to their principals.

      All shareholders of UBS Common Stock of record as of the end of business on April 15, 1998, are entitled to vote at the meeting or any adjourned session. Each share is entitled to one vote. As of the date upon which the enclosed proxy was mailed, there were issued and outstanding approximately 823,695 shares of UBS Common Stock. This Proxy Statement was mailed to the shareholders of UBS on or about April 24, 1998.

      At the Annual Meeting, the shareholders of UBS are being asked to consider and vote upon (i) the election of three Class C Directors to serve for a term of four years and until their successors are elected and qualified, and (ii) the ratification of independent auditors for UBS.

      Shares represented by a properly executed proxy will be voted in accordance with the instructions thereon, or if no specification is made, the persons named as proxies will vote for management's slate of Directors, and all proposals as recommended by the Board of Directors. Proxies may be revoked at any time before they are exercised by the subsequent execution and submission of a revised proxy, by written notice to the Secretary of UBS, or by voting in person at the meeting. The mailing address of UBS is 714 Market Street, Philadelphia, Pennsylvania 19106.

      Shareholders who need directions to the location of the Annual Meeting should call 215-829-2265 between the hours of 8:30 A.M. and 4:30 P.M., local time, on any business day.

      A copy of UBS's Annual Report for the year ended December 31, 1997, including financial statements, is being distributed to each shareholder with this Proxy Statement.

                            1. ELECTION OF DIRECTORS.

     The Board of Directors of UBS has nominated the three persons listed below for election as Class C directors, each to hold office until the expiration of their four year term and until his or her successor is elected and qualified:

                                                                               YEAR FIRST       TERM
                                           PRINCIPAL                             BECAME         WILL
 NAME                              AGE     OCCUPATION                           DIRECTOR       EXPIRE
 ----                              ---     ----------                           --------       ------

James F. Bodine................    76      Retired as Managing Partner,          1993           2002
                                           Urban Affairs Partnership
                                           Philadelphia, PA since 1987

William C. Green...............    73      Co-founder,                           1993           2002
                                           Ivy Leaf Middle School,
                                           Philadelphia, PA

Verdaynea F. Eason.............    34      Founding Vice-President,              1997           2002
                                           United Bank of Philadelphia


     If any such nominee is not available for election at the time of the meeting, the persons named as proxies will vote for such substitute nominee as the Board of Directors may recommend unless the number of directors serving on the Board is reduced. All nominees are currently Directors of UBS. Messrs. Bodine and Green have served as directors since UBS's inception. Ms. Eason has served as a director of UBS since 1997. On April 15, 1998, the nominees owned shares of UBS in the following amounts: James F. Bodine (10,833 shares); William
C. Green (13,833 shares); and Verdaynea F. Eason (100 shares). On April 15, 1998, all directors and officers of UBS, as a group, owned approximately 9.24% of all of the outstanding shares of UBS.

     In addition to the nominees proposed above, the following persons will serve as Directors of UBS during the ensuing year:

                                                                               YEAR FIRST       TERM
                                           PRINCIPAL                             BECAME         WILL
 NAME                              AGE     OCCUPATION                           DIRECTOR       EXPIRE
 ----                              ---     ----------                           --------       ------

S. Amos Brackeen...............    79      Founder and Pastor,                   1993           1999
                                           Philippian Baptist
                                           Church of Phila., PA

Emma C. Chappell...............    54      Chairman of the Board,                1993           1999
                                           President and CEO of
                                           Registrant and United Bank
                                           of Philadelphia, Prior to 1991,
                                           Vice President, Continental Bank

Luis A. Cortes, Jr.............    40      Executive Director                    1993           2000
                                           of the Hispanic Clergy
                                           of Philadelphia & Vicinity

Kemel G. Dawkins...............    74      President, Kemrodco                   1993           2001
                                           Development and
                                           Construction Company, Inc.,
                                           President, Kem-Her
                                           Construction Company Inc.,
                                           Philadelphia, PA


                                       2


                                                                               YEAR FIRST       TERM
                                           PRINCIPAL                             BECAME         WILL
 NAME                              AGE     OCCUPATION                           DIRECTOR       EXPIRE
 ----                              ---     ----------                           --------       ------

L. Armstead Edwards............    55      Treasurer,                            1993           2000
                                           United Bancshares, Inc.
                                           Owner and President,
                                           P.A.Z., Inc.,
                                           Philadelphia, PA

Marionette Y. Frazier..........    53      Partner,                              1996           2000
                                           John Frazier, Inc.
                                           Philadelphia, PA

Angela M. Huggins..............    54      President, RMS Technologies           1993           2001
                                           Foundation, Marlton, NJ

William B. Moore...............    55      Secretary,                            1993           1999
                                           United Bancshares, Inc.
                                           Pastor, Tenth Memorial
                                           Baptist Church,
                                           Philadelphia, PA

Ernest L. Wright...............    69      Founder, President and                1993           2000
                                           CEO of Ernest L. Wright
                                           Construction Company
                                           Philadelphia, PA

Elmer Young, Jr................    72      Retired; Previously Vice President    1993           2001
                                           Glenmede Trust Company;
                                           Senior Vice President
                                           First Pennsylvania Bank

      The proxy holders will have the right to vote cumulatively for any or all of the named nominees within each class or their substitutes, as the proxy holders deem best. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the Directors remaining in office, though less than a quorum. Each Director so elected shall remain a Director until his or her successor is elected by the shareholders at the annual meeting of the shareholders at which members of the Directors' class are elected, or at any special meeting prior thereto called for such purpose.


                          BOARD MEETINGS AND COMMITTEES

     The Board of Directors of UBS, during the year ended December 31, 1997, held ten meetings. The following Directors attended less than seventy-five percent (75%) of the board meetings of UBS held: NONE.

     The Board of UBS has a standing Human Resources Committee which is composed of the following Directors, a majority of whom are not "interested persons" of
UBS:

                 S. Amos Brackeen                   Kemel G. Dawkins
                  James F. Bodine                   William C. Green
                 Emma C. Chappell                  Verdaynea F. Eason

     During the year ended December 31, 1997, the UBS Human Resources Committee held two meetings. The Committee is responsible principally for: (1) evaluating the performance of UBS's executive officers, and developing and approving the executive compensation plan (including base salary, customary insurance and other benefits, and incentives) for such officers; and (2) interviewing, evaluating and recommending to shareholders candidates for election to UBS's Board of Directors.

     The Committee will consider Director nominations recommended by shareholders. Such nominations can be made by submitting a written request for consideration of a candidate, including a resume, to Reverend S. Amos Brackeen, Chairman of the Human Resources Committee.

     The Board of UBS also has a standing audit committee for the purpose of interfacing with UBS's independent auditors and reviewing the internal controls of UBS consisting of the following board members: William B. Moore is the Chairman of the Committee.

            James F. Bodine                   Kemel G. Dawkins
          Luis A. Cortes, Jr.                 William B. Moore
           Emma C. Chappell


                          PRINCIPAL EXECUTIVE OFFICERS

NAME                             AGE    OFFICE
----                             ---    ------

Emma C. Chappell (1)...........  54     Chairman, President and
                                        Chief Executive Officer

James F. Bodine................  76     Vice Chairman

Reverend William B. Moore......  55     Secretary

L. Armstead Edwards............  55     Treasurer



                REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS


                               COMPENSATION TABLE

                                                1997 Salary    1997 Cash Bonus
                                                -----------    ---------------
 Emma C. Chappell    Chairman, President         $162,000       $0
                     Chief Executive Officer
                                                1996 Salary    1996 Cash Bonus
                                                -----------    ---------------
                                                 $162,000       $0

                                                1995 Salary    1995 Cash Bonus
                                                -----------    ---------------
                                                 $150,000       $23,285

     Directors of the Bank are compensated for each meeting attended in the amount of three hundred dollars fifty ($350) per Board meeting attended and one hundred fifty dollars ($150) for each committee meeting attended. Directors who are also salaried officers of the Bank receive no remuneration for their services as Directors. During the year ended December 31, 1996, the Bank paid Directors' fees to its "non-interested" Directors totalling $20,900. UBS has paid no director fees since its inception.

      At a Board of Directors meeting of the Bank held November 16, 1996 the Board voted to reduce the fees paid for Board and committee meetings to $175 for each Board meeting attended and $75 for each committee meeting attended. This reduced amount was paid until the Bank achieved consistent profitability. Beginning January 1, 1998 the fees in place prior to November 16, 1996 were reinstated.

     Dr. Emma C. Chappell, Chairman of the Board and Chief Executive Officer of the Bank and Registrant since its formation, receives a minimum annual salary of $150,000.

     One hundred thousand shares of the Bank's Common Stock are subject to a Long Term Incentive Compensation Plan (the "Plan") under which options to purchase the Bank's Common Stock may be granted to key employees of a price not less than the fair market value thereof at the date of the grant ("Options"), and Common Stock may be awarded as Restricted Stock, subject for a period of time to substantial risk of forfeiture and restrictions on disposition as determined by the Compensation Committee as of the date of the grant ("Restricted Stock"). Pursuant to the Plan, options are granted in tandem with Stock Appreciation Rights allowing the holder of an Option to surrender the Option and receive an amount equal to the appreciation in market value of a fixed number of shares of Common Stock from the date of the grant of the Option ("SARs"). SARs may be payable in Common Stock or cash or a combination of both. The Plan also allows the Compensation Committee to grant Performance Shares, which are contingent rights to receive, when certain performance criteria have been attained, amounts of Common Stock and cash determined by the Compensation Committee for such an award. Such rights are subject to forfeiture or reduction if performance goals specified are not met during the performance period. No such options, restricted stock or SARs were granted for 1997 performance.

     No deferred compensation, incentive compensation or any further compensation pursuant to any plan has been paid by the Bank, or will be paid by the Bank based on services rendered to the Bank to the date of this Proxy Statement.


                             2. INDEPENDENT AUDITORS

     The Board of Directors has selected Grant Thornton LLP as independent auditors to audit and certify consolidated financial statements of UBS for the year ending December 31, 1997 and to provide certain accounting services to UBS during 1998. Grant Thornton LLP has served in this capacity since October, 1997.

      A representative of Grant Thornton LLP will be present at the meeting if requested by a shareholder (either by telephone or in writing) in advance of the meeting. Such requests should be directed to the Secretary of UBS.


                                  REQUIRED VOTE

      An affirmative vote of a majority of the shares of UBS represented at the meeting will be required to ratify this appointment. The Board of Directors recommends a vote for this proposal.

               3. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.


              OFFICERS AND DIRECTORS OF UNITED BANK OF PHILADELPHIA

                                         PRINCIPAL OCCUPATION                      YEAR FIRST
 NAME                           AGE      AND OTHER DIRECTORSHIPS                 BECAME DIRECTOR
 ----                           ---      -----------------------                 ---------------

James F. Bodine..............   76       Retired as Managing Partner,                1992
                                         Urban Affairs Partnership
                                         Philadelphia, PA since 1987

S. Amos Brackeen.............   79       Founder and Pastor, Philippian              1992
                                         Baptist Church of Philadelphia, PA

Emma C. Chappell.............   54       Founder, Chairman of the Board,             1991
                                         President and CEO of the Bank
                                         and Registrant. Prior to 1991,
                                         Vice President, Continental Bank

Luis A. Cortes, Jr...........   40       Executive Director of the Hispanic          1992
                                         Clergy of Philadelphia & Vicinity

Kemel G. Dawkins.............   74       President, Kemrodco Development             1992
                                         and Construction Company, Inc.,
                                         President, Kem-Her Construction
                                         Company Inc., Philadelphia, PA

Verdaynea F. Eason...........   34       Founding Vice-President,                    1997
                                         United Bank of Philadelphia

L. Armstead Edwards..........   55       Owner and President, P.A.Z., Inc.,          1992
                                         Philadelphia, PA

Marionette Y. Frazier........   53       Partner, John Frazier, Inc.                 1996
                                         Philadelphia, PA

William C. Green.............   73       Co-Founder, Ivy Leaf Middle School,         1992
                                         Philadelphia, PA

Angela M. Huggins............   57       President, RMS Technologies                 1992
                                         Foundation Marlton, NJ

William B. Moore.............   55       Pastor, Tenth Memorial Baptist Church,      1992
                                         Philadelphia, PA

Ernest L. Wright.............   69       Founder, President and CEO of               1992
                                         Ernest L. Wright Construction Company,
                                         Philadelphia, PA

Elmer Young, Jr..............   73       Retired, Previously Vice President          1992
                                         Glenmede Trust Company;
                                         Senior Vice President
                                         First Pennsylvania Bank

     Each of these officers and directors are also officers and directors of UBS. See "Election of Directors."

                         LOANS TO OFFICERS AND DIRECTORS

     As of December 31, 1997, the Bank had loans to certain officers and directors and their affiliated interests in aggregate dollar amount of approximately $886,000 and held deposits of certain officers and directors of $458,000. Such transactions are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for other non-related party transactions.


                              4. OTHER INFORMATION.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding UBS's Common Stock owned by: (i) each person who is known by the Board of Directors of UBS to be the beneficial owner of more than 5% of UBS's outstanding Common Stock; (ii) each of UBS's Directors, nominees for Director and principal officers of UBS as a group:

   Shareholders Owning in Excess of Five Percent of Registrant's Common Stock

                                               Amount of UBS        Percentage
Shareholders                               Beneficial Ownership    Common Stock
------------                               --------------------    ------------

CoreStates Bank, N.A.                              50,000              6.12%
Broad and Chestnut Streets
Philadelphia, PA  19101

Greater Philadelphia Urban Affairs Coalition       47,500              5.82%
121 North Broad Street
Philadelphia, PA  19107

Philadelphia Municipal Retirement System           71,667              8.70%
2000 Two Penn Center
Philadelphia, PA  19102

                       Directors and Officers of the Bank

                                       Shares of Registrant's Common Stock
                                       -----------------------------------
Name                                   Beneficially Owned      Percentage
----                                   ------------------      ----------
James F. Bodine....................          10,833              1.33%
S. Amos Brackeen...................           5,000               .61%
Emma C. Chappell (1)...............           7,000               .86%
Luis A. Cortes, Jr.................             500               .06%
Kemel G. Dawkins...................           8,333              1.02%
Verdaynea F. Eason.................             100               .01%
L. Armstead Edwards................          10,833              1.33%
Marionette Y. Frazier..............           9,350              1.14%
William C. Green (2)...............          13,833              1.69%
Angela M. Huggins..................           4,200               .51%
William B. Moore...................           1,000               .12%
Ernest L. Wright...................           5,000               .62%
Elmer Young, Jr....................             100               .01%
                                             ------             -----
       TOTAL.......................          76,082              9.24%
                                             ======              ====

----------

(1) Dr. Chappell also acts as Trustee of a voting trust agreement pursuant to which Fahnstock, Inc deposited 5,209 shares of Common Stock of UBS with Dr. Chappell as Trustee, to be voted by Dr. Chappell pursuant to the terms of the Voting Trust. The term of the Voting Trust is ten years.

     Dr. Chappell acts as Trustee of a voting trust agreement pursuant to which NationsBank Corporation deposited 33,500 shares of Common Stock of UBS with Dr. Chappell as Trustee, to be voted by Dr. Chappell pursuant to the terms of the Voting Trust. The term of the Voting Trust is ten years.

     Dr. Chappell also owns options to purchase up to 29,694 shares of the common stock of UBS at a purchase price of $8.54 per share. This option was awarded on September 15, 1993 and remains in effect for a term of five years from that date.

(2)  Owned jointly with Liller B. Green, his wife.


                                   LITIGATION

     No other material claims have been instituted or threatened by or against UBS or its affiliates other than in the normal course of business.


                                   ADJOURNMENT

     If sufficient votes in favor of any of the proposals set forth herein are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any such proposal. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any such proposals. The Bank pays the costs of any additional solicitation and of any adjourned session.


                                  OTHER MATTERS

      The Board of Directors knows of no other business to be brought before the meeting. However, if any other matters come before the meeting, it is the intention that the proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named on the enclosed form of proxy.


                             5. FINANCIAL STATEMENTS

     The consolidated financial statements of UBS are not set forth in this Proxy Statement. However, they are distributed herewith in the Annual Report of UBS for the year ended December 31, 1997.


                             YOUR VOTE IS IMPORTANT

                        NO MATTER HOW MANY SHARES YOU OWN

     Please indicate your voting instructions on the enclosed Proxy Form, date and sign it, and return it in the envelope provided, which is addressed for your convenience and needs no postage, if mailed in the United States. In order to avoid additional expense to UBS or further solicitation, we ask your cooperation in mailing your Proxy Form promptly.

                                   PROXY CARD


                PLEASE SIGN, DATE AND MAIL THE PROXY CARD BELOW.

                             UNITED BANCSHARES, INC.
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           VOTE THIS PROXY FORM TODAY!
  YOUR PROMPT RESPONSE WILL SAVE THE BANK THE EXPENSE OF ADDITIONAL MEETINGS.

     The undersigned hereby constitutes and appoints Emma C. Chappell and James
F. Bodine, or either of them, proxy of the undersigned with full power of substitution to vote all of the shares of United Bancshares, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of United Bancshares, Inc. to be held at the Federal Reserve Bank of Philadelphia, 10 Independence Mall, Philadelphia, PA 19106 on May 22, 1998 at 10:00 A.M., prevailing time, and any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposals described in the Proxy Statement as specified below. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

     Please refer to the Proxy Statement discussion of each of these matters. IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSALS. As to any other matters, said attorneys shall vote in accordance with their best judgment.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

1. PROPOSAL FOR ELECTION OF CLASS C DIRECTORS. To elect the three nominees listed below:

         James F. Bodine     [  ] FOR     [  ]  AGAINST     [  ] ABSTAIN
         William C. Green    [  ] FOR     [  ]  AGAINST     [  ] ABSTAIN
         Verdaynea F. Eason  [  ] FOR     [  ]  AGAINST     [  ] ABSTAIN

2.   PROPOSAL FOR RATIFICATION OF INDEPENDENT AUDITORS.

     To ratify the selection of Grant Thornton LLP as independent auditors for 1997.

         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

                 (Continued and to be Signed on the Other Side.)

--------------------------------------------------------------------------------

                          (Please Date and Sign Below.)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-3.

     THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER EXACTLY AS HIS OR HER NAME APPEARS ON HIS OR HER STOCK CERTIFICATE AND RETURNED PROMPTLY TO THE BANK IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A
      FIDUCIARY CAPACITY, SUCH AS EXECUTOR, ADMINISTRATOR, TRUSTEE, ATTORNEY, GUARDIAN, ETC., PLEASE SO INDICATE. CORPORATE AND PARTNERSHIP PROXIES SHOULD BE SIGNED BY AN AUTHORIZED PERSON INDICATING THE PERSON'S TITLE.


                                         Dated: ________________________ , 1998

                                         ______________________________________

                                         ______________________________________
                                         Signature(s) (Title(s), if applicable)

                                         ______________________________________
                                         Please print name


         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.